UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2012

THERMADYNE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13023	74-2482571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16052 Swingley Ridge Road, Suite 300 Chesterfield, Missouri		63017
(Address of Principal Executive Offices)		(Zip Code)

(636) 728-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 29, 2012, Thermadyne Holdings Corporation (the “Company”) announced that its previously announced consent solicitation (the “Solicitation”), with respect to a proposed amendment to the indenture, dated as of December 3, 2010 (the “Indenture”), among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”) and as collateral trustee, governing the Company’s outstanding $260 million aggregate principal amount of 9% Senior Secured Notes due 2017 (the “Notes”), expired at 12:00 p.m., New York City time, on February 27, 2012 (the “Expiration Time”). As of the Expiration Time, the number of validly delivered and duly executed consents (each a “Consent”) received exceeded the number needed to approve the proposed amendment to the Indenture, as reported by the tabulation agent. A copy of the press release related to the Solicitation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Pursuant to the terms of the Solicitation, the Company entered into a first supplemental indenture to amend the Indenture (the “First Supplemental Indenture”), dated as of February 27, 2012, among the Company, the guarantors party thereto and the Trustee. The First Supplemental Indenture modifies the restricted payments covenant to increase the restricted payments basket to $100 million. The First Supplemental Indenture will enable the Company to use the net proceeds of an offering of additional notes under the Indenture to make a distribution to its immediate parent company to allow the parent to repurchase a portion of its preferred stock.

On February 29, 2012, the Company entered into a second supplemental indenture (the “Second Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, to further amend the Indenture. The Second Supplemental Indenture includes immaterial changes to the Indenture that cure mistakes, inconsistencies and omissions in the Indenture.

The foregoing summaries do not purport to be complete and are qualified in their entirety by references to the First Supplemental Indenture and Second Supplemental Indenture attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference, and the Indenture.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.03.

Item 7.01 Regulation FD Disclosure.

Proposed Offering of New Notes

In a preliminary offering memorandum distributed to prospective investors in connection with the proposed private offering described under Item 8.01 of this Current Report on Form 8-K, the Company disclosed certain information to such prospective investors. Pursuant to Regulation FD, the Company is furnishing such information attached hereto as Exhibit 99.2. This information supplements previously reported information.

The information included under this Item, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Some of the statements contained in this information are forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, including, in particular, statements about the Company’s plans, strategies, prospects, estimated results and industry estimates. These statements identify prospective information and include words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “should,” “predicts,” “hopes” and similar expressions.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.

Any forward-looking statement made by the Company speaks only as of the date of such statement. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Item 8.01	Other Events.

Proposed Offering of New Notes

On March 1, 2012, the Company issued a press release announcing that it proposes to offer, subject to customary conditions, $100 million in aggregate principal amount of its 9% Senior Secured Notes due 2017 (the “New Notes”) as “additional notes” under the Indenture. A press release describing the proposed offering of New Notes is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibits
4.1	First Supplemental Indenture, dated as of February 27, 2012, among Thermadyne Holdings Corporation, the guarantors party thereto and U.S. Bank National Association, as trustee.

4.2	Second Supplemental Indenture, dated as of February 29, 2012, among Thermadyne Holdings Corporation, the guarantors party thereto and U.S. Bank National Association, as trustee.

99.1	Press Release, dated February 29, 2012, related to Solicitation.

99.2	Excerpt from Preliminary Offering Memorandum dated March 1, 2012.

99.3	Press Release, dated March 1, 2012, related to Proposed Offering of New Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMADYNE HOLDINGS CORPORATION

/s/ Jeffrey S. Kulka
By: Jeffrey S. Kulka
Title: Executive Vice President and Chief Financial Officer

Date: March 1, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
4.1	First Supplemental Indenture, dated as of February 27, 2012, among Thermadyne Holdings Corporation, the guarantors party thereto and U.S. Bank National Association, as trustee.

4.2	Second Supplemental Indenture, dated as of February 29, 2012, among Thermadyne Holdings Corporation, the guarantors party thereto and U.S. Bank National Association, as trustee.

99.1	Press Release, dated February 29, 2012, related to Solicitation.

99.2	Excerpt from Preliminary Offering Memorandum, dated March 1, 2012.

99.3	Press Release, dated March 1, 2012, related to Proposed Offering of New Notes.